                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                February 6, 2003



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





         0-19118                                      74-2584033
(Commission File Number)                 (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

                  Registrant's telephone number, including area code:
                                  210-490-4788

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On January 23, 2003, Abraxas completed the sale of all of the outstanding capital stock of two of Abraxas' former wholly-owned subsidiaries, Canadian Abraxas Petroleum Limited and Grey Wolf Exploration Inc., referred to herein as "Old Grey Wolf," to a subsidiary of PrimeWest Energy Inc. for approximately $138 million. After purchase price adjustments and related costs and expenses, the purchase price realized was approximately $132.1 million. Upon consummation of the sale, Old Grey Wolf repaid its outstanding indebtedness under its credit agreement with Mirant Energy Capital Ltd. in the amount of $46.3 million. Under the terms of the purchase and sale agreement, we retained certain assets formerly held by Canadian Abraxas and Old Grey Wolf, including all of Canadian Abraxas' and Old Grey Wolf's undeveloped acreage existing at the time of the sale, which includes all of our interests in the Ladyfern area. These assets have been contributed to a new wholly-owned Canadian subsidiary of Abraxas, which has retained the name Grey Wolf Exploration Inc., and which we refer to herein as "New Grey Wolf." Portions of this undeveloped acreage will be developed by PrimeWest and New Grey Wolf under a farmout arrangement.


Item 5. OTHER EVENTS.

        Contemporaneously with the closing of the sale of the outstanding capital stock of Canadian Abraxas and Old Grey Wolf, Abraxas completed an exchange offer, pursuant to which it offered to exchange cash and securities for all of the outstanding 11 1/2% Senior Secured Notes due 2004, Series A, or second lien notes, and 11 1/2% Senior Notes due 2004, Series D, or old notes, issued by Abraxas and Canadian Abraxas. In exchange for each $1,000 principal amount of notes tendered in the exchange offer, tendering noteholders received

        o       cash in the amount of $264;

        o an 11 1/2% Secured Note due 2007, Series A, with a principal amount equal to $610; and

        o       31.36 shares of Abraxas common stock.

        At the time the exchange offer was made, there were approximately $190.1 million of the second lien notes and $800,000 of the old notes outstanding. Holders of approximately 94% of the aggregate outstanding principal amount of the second lien notes and old notes tendered their notes for exchange in the offer. The remaining 6% of the aggregate outstanding principal amount of the second lien notes and old notes were redeemed at 100% of the principal amount plus accrued and unpaid interest, for approximately $11.8 million. The indentures for the second lien notes and old notes have been duly discharged. In connection with the exchange offer, Abraxas made cash payments of approximately $47.4 million and issued approximately $109.5 million in principal amount of new secured notes and 5,633,291 shares of Abraxas common stock. Fees and expenses incurred in connection with the exchange offer were approximately $3.8 million.

        The exchange offer was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and as such, the notes and shares of Abraxas common stock issued in the exchange offer are restricted securities. Pursuant to a registration rights agreement with the dealer manager for the exchange offer on behalf of the tendering noteholders, we agreed to file with the SEC an exchange offer registration statement with respect to the notes and a resale shelf registration statement with respect to the notes and Abraxas common stock.

        Contemporaneously with the closing of the exchange offer and the sale of Abraxas' Canadian subsidiaries, Abraxas entered into a new senior credit agreement providing for a term loan facility and a revolving credit facility. Subject to earlier termination or the occurrence of events of default or other events, the stated maturity date for both the term loan facility and the revolving credit facility is January 22, 2006. Outstanding amounts under both facilities bear interest at the prime rate announced by Wells Fargo Bank, N.A. plus 4.5%. Any amounts in default under the term loan facility will accrue interest at an additional 4%. At no time will the amounts outstanding under the senior credit agreement bear interest at a rate less than 9%.

        On January 24, 2003, we completed the redemption of 100% of our outstanding 12-7/8% Senior Secured Notes, Series B, or first lien notes, with approximately $66.4 million of the proceeds from the sale of Canadian Abraxas and Old Grey Wolf. Prior to the redemption, we had $63.5 million of our first lien notes outstanding. Under the terms of the indenture for the first lien notes, as of March 15, 2002, we had the right to redeem the first lien notes at 100% of the outstanding principal amount of the notes, plus accrued and unpaid interest to the date of redemption, and to discharge the indenture upon call of the first lien notes for redemption and deposit of the redemption funds with the trustee. We exercised these rights on January 23, 2003 and upon the discharge of the indenture, the trustee released the collateral securing our obligations under the first lien notes.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (b)     Pro forma financial information

                (1) Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2001 and for the nine months ended September 30, 2002.

                (2) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002.


        (c)     Exhibits

                4.1 Indenture dated as of January 23, 2003 by and among Abraxas Petroleum Corporation, the Subsidiary Guarantors Party Thereto and U.S. Bank, N. A., as Trustee.

                10.1 Purchase and Sale Agreement among Abraxas Petroleum Corporation as seller and PrimeWest Gas Inc. as purchaser (Previously filed as Exhibit 10.1 to Abraxas' Current Report on Form 8-K/A filed on December 9, 2002).

                10.2 Farmout Agreement between Grey Wolf Exploration Limited and PrimeWest Energy, Inc. (Previously filed as Exhibit
                        10.2 to Abraxas' Current Report on Form 8-K/A filed on December 9, 2002).

                10.3 Farmout Agreement between Grey Wolf Exploration Limited and PrimeWest Energy, Inc. (Previously filed as Exhibit
                        10.3 to Abraxas' Current Report on Form 8-K/A filed on December 9, 2002).

                10.4 Registration Rights Agreement dated as of January 23, 2003 by and among Abraxas Petroleum Corporation, the Subsidiary Guarantors Party Thereto and Jefferies & Company, Inc., on behalf of the Holders.

                10.5 Loan and Security Agreement dated as of January 23, 2003, by and among Abraxas Petroleum Corporation , as Borrower, the Subsidiaries of Abraxas that are Signatories thereto, as Guarantors, the Lenders that are Signatories thereto, as Lenders, and Foothill Capital Corporation, as the Arranger and Administrative Agent.

                10.6 Intercreditor and Subordination Agreement dated as of January 23, 2003, by and among Foothill Capital Corporation, a California corporation ("Foothill"), in its capacity as agent (in such capacity, together with any successor in such capacity, the "Senior Agent") for the lenders who are from time to time parties to the Loan and Security Agreement dated as of January 23, 2003, by and among Abraxas Petroleum Corporation ("Abraxas"), as Borrower, the Subsidiaries of Abraxas that are Signatories thereto, as Guarantors, the Lenders that are Signatories thereto, as Lenders, and Foothill, as the Arranger and Administrative Agent (the "Senior Lenders"), U.S. Bank, N.A., a national banking association in its capacity as trustee (in such capacity, together with any successor in such capacity, the "Trustee") for the holders of the 11 1/2% Secured Notes

                        Due 2007, Series A, issued under the Indenture dated as of January 23, 2003, by and among the Borrower, the Guarantors and U.S. Bank, N.A, as Trustee.


                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ABRAXAS PETROLEUM CORPORATION



                                  By:  /s/ Chris Williford
                                       -----------------------------
                                       Chris Williford
                                       Executive Vice President, Chief Financial
                                       Officer and Treasurer


Dated:  February 6, 2003

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (b) Pro forma financial information


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED  FINANCIAL STATEMENTS

        The Unaudited Pro Forma Condensed Consolidated Balance Sheet of Abraxas as of September 30, 2002 has been prepared assuming that the exchange offer and each of the other transactions described in Item 2 and Item 5 were consummated on September 30, 2002. The Unaudited Pro Forma Statements of Operations of Abraxas for the year ended December 31, 2001 and the nine months ended September 30, 2002 have been prepared assuming the divestiture of the East White Point, Quirk Creek and Mahaska and the repurchase of the Production Payment which occurred in the second quarter of 2002 (collectively, the "Sale of Properties") and the exchange offer and each of the other transactions described in Item 2 and Item 5 had occurred at the beginning of the period presented. The pro forma financial data are based on assumptions and include adjustments as explained in the notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements, and the actual recording of the transactions could differ.

                 ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                            HISTORICAL
                                             ABRAXAS
                                            PETROLEUM          SALE OF          FINANCIAL
                                           CORPORATION       PROPERTIES       RESTRUCTURING       PRO FORMA
                                           -----------       ----------       -------------       ---------
                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Oil and gas production revenues......    $    73,201       $  (10,922)(1)    $   (32,768)(4)   $    29,511
  Gas processing revenues..............          2,438             (982)(1)         (1,456)(4)            --
  Rig revenues.........................            756                                  --               756
  Other................................            848                                (763)(4)            85
                                           -----------       ----------        -----------       -----------
         Total revenues................         77,243          (11,904)           (34,987)           30,352
Operating costs and expenses:
  Lease operating and production taxes.         18,616           (2,599)(1)         (7,622)(4)         8,395
  Depreciation, depletion and
    amortization.......................         32,484           (3,536)(1)        (17,549)(4)        11,399
  Proved property impairment...........          2,638               --             (2,638)(4)            --
  Rig operations.......................            702               --                 --               702
  General and administrative...........          6,445               --             (1,055)(4)         5,390
  General and administrative -
    (Stock-based compensation).........         (2,767)              --                 --            (2,767)
                                           -----------       ----------        -----------       -----------
         Total operating expenses......         58,118           (6,135)           (28,864)           23,119
                                           -----------       ----------        -----------       -----------
Operating income (loss)................         19,125           (5,769)            (6,123)            7,233
Other (income) expense:
  Interest income......................            (78)              --                 --               (78)
  Amortization of deferred                                                          (2,268)(5)
    financing fees.....................          2,268               --              1,730 (5)         1,730
  Interest expense.....................                                            (30,314)(5)
                                                31,523           (1,209)(2)         15,479 (5)        15,479
  Loss on equity investment............            845               --                 --               845
  Other................................            207               --                 --               207
                                           -----------       ----------        -----------       -----------
  Income (loss) from operations before
  income tax...........................        (15,640)          (4,560)             9,250           (10,950)
Income tax expense (benefit):..........          2,402             (919)(3)           (978)(3)           505
Minority interest in income of
    consolidated foreign subsidiary
    (2001 prior to purchase)...........         (1,676)              --              1,676 (4)            --
                                           -----------       ----------        -----------       -----------
Net income (loss) .....................    $   (19,718)      $   (3,641)       $    11,904       $   (11,455)
                                           ===========       ==========        ===========       ===========


Weighted average common shares:
    Basic..............................     25,788,571                           5,633,291 (6)    31,421,862
                                           -----------                         -----------       -----------
    Diluted............................     25,788,571                           5,633,291 (6)    31,421,862
                                           -----------                         -----------       -----------

Net loss per share:
    Basic..............................    $    (0.76)                                           $     (0.36)
                                           ----------                                            -----------
    Diluted............................    $    (0.76)                                           $     (0.36)
                                           ----------                                            -----------


             See notes to unaudited pro forma financial statements.

                 ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002



                                            HISTORICAL
                                             ABRAXAS
                                            PETROLEUM          SALE OF           FINANCIAL
                                           CORPORATION       PROPERTIES        RESTRUCTURING      PRO FORMA
                                           -----------       ----------        -------------      ---------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Oil and gas production revenues......     $   34,158       $  (2,518)(1)     $  (17,949)(4)    $    13,691
  Gas processing revenues..............          1,933            (417)(1)         (1,516)(4)             --
  Rig revenues.........................            513                                 --                513
  Other................................            499              --               (429)(4)             70
                                            ----------       ---------         ----------        -----------
         Total revenues................         37,103          (2,935)           (19,894)            14,274
Operating costs and expenses:
  Lease operating and production taxes.         11,205            (289)(1)         (5,343)(4)          5,573
  Depreciation, depletion and
    amortization.......................         21,010          (1,993)(1)        (12,650)(4)          6,367
  Proved property impairment...........        115,995              --            (87,816)(4)         28,179
  Rig operation........................            439              --                 --                439
  General and administrative...........          4,578              --               (860)(4)          3,718
                                            ----------       ---------         ----------        -----------
         Total operating expenses......        153,227          (2,282)          (106,669)            44,276
                                            ----------       ---------         ----------        -----------
Operating income (loss)................       (116,124)           (653)            86,775            (30,002)
Other (income) expense:
  Interest income......................            (56)             --                 --                (56)
  Amortization of deferred                                                         (1,283)(5)
    financing fees.....................          1,283              --              1,477 (5)          1,477
  Interest expense.....................         25,790            (604)(2)        (12,835)(5)         12,351
                                            ----------       ---------         ----------        -----------
     Income (loss) from operations
       before income tax ..............       (143,141)            (49)            99,416            (43,774)
Income tax expense (benefit)...........        (30,314)           (253)(3)         30,567 (3)             --
                                            ----------       ---------         ----------        -----------
Net income (loss)......................     $ (112,827)      $     204         $   68,849        $   (43,774)
                                            ==========       =========         ==========        ===========

Weighted average common shares:
   Basic...............................     29,979,397                          5,633,291 (6)     35,612,688
                                            ----------                         ----------        -----------
   Diluted.............................     29,979,397                          5,633,291 (6)     35,612,688
                                            ----------                         ----------        -----------

Net loss per share:
   Basic...............................     $    (3.76)                                          $     (1.23)
                                            ----------                                           -----------
   Diluted.............................     $    (3.76)                                          $     (1.23)
                                            ----------                                           -----------


             See notes to unaudited pro forma financial statements.

                 ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 2002


                                           HISTORICAL
                                            ABRAXAS
                                           PETROLEUM        FINANCIAL
                                          CORPORATION     RESTRUCTURING     PRO FORMA
                                          -----------     -------------     ---------
Assets:
  Cash...............................     $    13,358     $    (4,664)(1)   $    8,694
  Accounts receivable................           7,491          (4,019)(1)        3,472
  Other..............................           1,733            (595)(1)        1,138
                                          -----------     -----------       ----------
         Total current assets........          22,582          (9,278)          13,304
 Net property and equipment..........         149,530         (56,577)(1)       92,953
Deferred financing fees..............           2,952           3,248 (5)        6,200
Other assets.........................           8,829          (8,442)(1)          387
                                          -----------     -----------       ----------
         Total assets................     $   183,893     $   (71,049)      $  112,844
                                          ===========     ===========       ==========

Liabilities and Stockholders' Equity
  (Deficit):
Current Liabilities:
   Accounts payable..................     $    11,180     $    (8,580)(1)        2,600
   Current maturities of First Lien
     Notes...........................          63,500         (63,500)(3)           --
   Other current liabilities.........          12,059          (9,422)(3)        2,637
                                          -----------     -----------       ----------
        Total current liabilities....          86,739         (81,502)           5,237

Long-term debt:
  New Secured Notes..................              --         128,383 (5)      128,383
  Senior Credit Agreement ...........              --          46,700 (4)       46,700
  Old Grey Wolf Credit Facility......          40,220         (40,220)(1)           --
  Old Notes..........................             801            (801)(5)           --
  Second Lien Notes..................         190,178        (190,178)(5)           --
                                          -----------     ------------      ----------
         Total.......................         231,199         (56,116)         175,083
Deferred income taxes................              --              --               --
Other liabilities....................           3,987          (3,987)(1)           --
Stockholders' equity (deficit):
  Common stock.......................             301              56 (2)          357
  Additional paid-in capital.........         136,830           3,718 (2)      140,548
  Receivable from stock sale.........             (97)             --              (97)
  Accumulated deficit................        (263,921)         61,638 (6)     (202,283)
  Accumulated other comprehensive
    income adjustment................         (10,181)          5,144 (1)       (5,037)
  Treasury stock.....................            (964)             --             (964)
                                          ------------    -----------       ----------
         Total stockholders' equity
           (deficit).................        (138,032)         70,556          (67,476)
                                          ------------    -----------       ----------
         Total liabilities and
           stockholders' equity
           (deficit).................     $   183,893     $   (71,049)      $  112,844
                                          ===========     ===========       ==========


             See notes to unaudited pro forma financial statements.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


        Notes to the Unaudited Pro Forma Condensed Consolidated Statements of
Operations:

(1) To adjust oil and gas production revenues, gas processing revenues, lease operating and production taxes and depreciation, depletion and amortization as if the property sales and the repayment of a production payment obligation which occurred in the second quarter of 2002 had been completed as of January 1, 2001.

(2) To adjust interest expense, giving effect to pay-down of Abraxas' long-term debt and current maturities of long-term debt, at the stated interest rates of the associated debt.

(3)     To record income tax expense (benefit) of the pro forma taxable income
        (loss) at Canadian statutory rates, as applicable. No tax expense (benefit) for US purposes due to loss carryovers.

(4) To adjust for revenue and expense to reflect the sale of the Canadian operations, excluding the revenue and expense related to assets retained by Abraxas.

(5) To adjust the amortization of deferred financing fees for debt retired and record the amortization of additional fees related to new senior credit agreement. To adjust interest expense to reflect debt retired and record expense on new debt. Interest expense on the new debt includes cash interest expense on the new revolving credit facility and non-cash (additional notes) interest expense on the term loan and the new secured notes. Non cash interest expense is calculated at 9% on the term loan and at an imputed rate of 8.6% on the new notes based on the carrying value of the exchanged notes of $128.4 million. See note 5 to the unaudited pro forma condensed consolidated balance sheet for the calculation of the carrying value of the new notes. Additionally, in connection with the exchange offer, the Company incurred expenses of $3.8 million of non-recurring cost which are not reflected in these pro forma financial statements.

(6) To reflect the issuance of 5.63 million shares of common stock as part of the financial restructuring.


        Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet:

(1) To adjust balance sheet for disposal of Canadian operations and repayment of the Old Grey Wolf credit facility.

(2) To adjust the balance sheet for the issuance of 5.63 million shares of common stock as part of the financial restructuring at an assumed market price of $0.67.

(3) To adjust the balance sheet for the retirement of the existing first lien notes and accrued interest.

(4) To adjust the balance sheet for borrowings under the new senior credit agreement.

(5) To adjust the balance sheet for the restructuring of the second lien notes and old notes, to recognize $4.4 million in financing fees which were incurred in connection with the new senior credit agreement and to write off $1.2 million of deferred financing fees relating to the retired first lien notes and the Old Grey Wolf credit facility. For financial reporting purposes, the new notes are reflected on the books at the carrying value of the second lien notes and old notes prior to the exchange ($191.0 million), net of cash offered in the exchange ($47.4 million) and net of the fair market value related to equity
        ($3.8 million) offered in the exchange. In conjunction with this transaction, Abraxas paid cash of $11.8 million to redeem certain of the outstanding notes and accrued interest. The result of all of these items is a remaining carrying value of the new notes of $128.4 million.

(6) To adjust the accumulated deficit for the estimated gain on the sale of Canadian operations. Net proceeds of the sale of the common stock of Old Grey Wolf and Canadian Abraxas were $132.1 million reduced by the book value of the assets sold ($66.9 million) and accrued interest and debt discount on the Old Grey Wolf credit facility retired ($3.6 million).